EXHIBIT 99.1

PROSPECTUS SUPPLEMENT                                REGISTRATION NO.  333-54662
(To Prospectus dated June 18, 2002)



                       [RETAIL HOLDRS (SM) LOGO]

                        1,000,000,000 Depositary Receipts
                            Retail HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated June 18, 2002 relating to the sale of up to 1,000,000,000 depositary receipts by the Retail HOLDRS (SM) Trust.

         The share amounts specified in the table on page 10 of the base prospectus shall be replaced with the following:



                                                        Share         Primary
              Name of Company            Ticker        Amounts    Trading Market
----------------------------------       ------        -------    --------------
Albertson's, Inc.                        ABS             8            NYSE
Amazon.com, Inc.                         AMZN            7         Nasdaq NMS
Best Buy Co., Inc.                       BBY             6            NYSE
Costco Wholesale Corporation             COST            8         Nasdaq NMS
CVS Corporation                          CVS             7            NYSE
Federated Department Stores               FD             4            NYSE
Kohl's Corporation                       KSS             6            NYSE
Lowe's Companies, Inc.                   LOW            14            NYSE
RadioShack Corporation                   RSH             3            NYSE
Safeway Inc.                             SWY             9            NYSE
Sears, Roebuck and Co.                    S              6            NYSE
Target Corporation                       TGT            16            NYSE
The Gap, Inc.                            GPS            16            NYSE
The Home Depot, Inc.                      HD            40            NYSE
The Kroger Co.                            KR            15            NYSE
The Limited, Inc.                        LTD             8            NYSE
The May Department Stores Company        MAY             6            NYSE
The TJX Companies, Inc.                  TJX            10            NYSE
Walgreen Co.                             WAG            19            NYSE
Wal-Mart Stores, Inc.                    WMT            36            NYSE


         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is September 30, 2002.